UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 1, 2009

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20979	59-0712746
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer I.D.)

7100 Grade Lane, PO Box 32428

Louisville, Kentucky  40232
(Address of principal executive offices)

(502) 368-1661
(Registrant's telephone number, including area code)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, upon approval by our board of directors, we entered into an executive employment agreement with Steve Jones, age 38, pursuant to which he became our Vice President of Operations -- ISA Alloys commencing on that same date and ending on May 31, 2014.  The agreement provides for additional one year renewal terms thereafter.  From January 2009 through June 1, 2009, Mr. Jones was our employee responsible for the operations of ISA Alloys.  From July 2006 through the date hereof, Mr. Jones has served as a manager, and is fifty percent owner, of Venture Metals, LLC, a stainless steel recycling business located in Louisville, Kentucky.  From September 1997 through July 2006, Mr. Jones served as general manager of ELG Metals, Inc., a stainless steel recycler located in Mckeesport, Pennsylvania.

On January 13, 2009, Venture Metals entered into an inventory purchase agreement with us, under which we paid Venture Metals $8,846,794 for the Venture Metals inventory consisting of stainless steel and high-temperature alloys.  On April 2, 2009, we purchased real property at 3409 Camp Ground Road, Louisville, Kentucky, from Luca Investments, LLC, an affiliate of Venture Metals and lessor of the property to Venture Metals where Venture Metals undertook a portion of its business.  We paid $2,067,041 for the property comprised of $1,267,041 in cash and 200,000 shares of ISA common stock at a per share Nasdaq last sale price of $4.00, as quoted on Nasdaq at 10:30 a.m., EDT, on April 2, 2009.  The sole members of Luca Investments are Mr. Jones and Jeffrey Valentine.  On April 13, 2009, we exercised an option to purchase fixed assets under an agreement with Venture Metals whereby Venture Metals sold all of its fixed assets located at 3409 Camp Ground Road for $1,498,885 less certain installments paid from February 11, 2009, through the date of the acquisition.  Further descriptions of these acquisitions are contained in Forms 8-K for events dated January 13, 2009, February 11, 2009, April 2, 2009, and April 13, 2009, filed with the Securities and Exchange Commission on January 16, 2009, February 18, 2009, April 7, 2009, and April 20, 2009, respectively.

Since Mr. Jones became our employee in January 2009, we have paid him a weekly salary of $3,846, or $200,000 annually.  Pursuant to Mr. Jones' executive employment agreement, we will continue to pay him a base salary of $3,846 per week, or $200,000 annually.  In addition to his base salary, we will also provide Mr. Jones with a term life insurance policy with a death benefit not to exceed $50,000, and a $700 monthly car allowance.  Mr. Jones is also entitled to reimbursement of reasonable business expenses, and is eligible to participate in any medical and hospitalization, group life insurance, retirement and any other welfare or fringe plan benefits that we may provide to our executive employees.

During the term of the employment agreement, Mr. Jones has the right to receive no later than five (5) business days after the filing of the applicable annual report on Form 10-K with the SEC, an annual performance bonus in cash equal to seven and one-half percent (7.5%) of the amount determined, for each of our fiscal years during the initial term of the employment agreement, by the segment profit of ISA Alloys minus selling, general and administrative expenses applicable to the ISA Alloys segment, commencing with the annual report on Form 10-K that we will file with the SEC for the fiscal year ended December 31, 2009; provided that Mr. Jones has completed a minimum of eleven (11) consecutive months of employment with us.

In connection with our purchase of the real property located at 3409 Camp Ground Road, Louisville, Kentucky, from Luca Investments, Mr. Jones, as a 50 percent member/owner thereof, would be deemed to have beneficial ownership of 100,000 shares of our stock, valued as of June 4, 2009, at $521,000, and as of the date we purchased the real property on April 2, 2009, at $400,000.

We may terminate Mr. Jones' employment with or without cause.  His agreement provides that cause includes such things as Mr. Jones' failing to follow the instructions of our chief executive officer, president or board of directors, his failing to act in accordance with our handbook, his violating the terms of his employment agreement or any federal or state securities laws, his violating or failing to fulfill his fiduciary duty of loyalty to us or committing any felony or misdemeanor involving moral turpitude.  If we terminate Mr. Jones' employment without cause, then through the initial term of the agreement, which would otherwise end on December 31, 2014, or any applicable one year renewal period, we will continue to pay Mr. Jones his base salary as well as provide to Mr. Jones regular subsidy payments toward certain employee benefits, including any benefits he was receiving or was entitled to receive under our life, accident, dental and group health insurance plans, 401K, FSA or similar health or welfare plans at the time of his termination.  If, however, we terminate Mr. Jones' employment for cause, or if Mr. Jones voluntarily terminates his employment, or if his employment ends as a result of his death, we must pay him his accrued base salary through the termination date or date of death, as applicable, including any employee benefits that he is entitled to receive on that date.  If Mr. Jones' employment ends as result of his incapacity, he shall be entitled to receive either worker's compensation benefits or insured benefits as provided by our disability policy.

On June 1, 2009, upon approval by our board of directors, we entered into an executive employment agreement with Jeffrey P. Valentine, age 39, pursuant to which he became our General Manager -- ISA Alloys commencing on that same date and ending on May 31, 2011.  Mr. Valentine, who reports to Mr. Jones, is responsible for the ISA Alloys division in Mobile, Alabama.  The agreement provides for additional one year renewal terms thereafter.  From January 2009 through June 1, 2009, Mr. Valentine was our employee responsible for managing the Mobile, Alabama operations of ISA Alloys.  From July 2006through the date hereof Mr. Valentine has served as a trader and manager, and is a 50% owner, of Venture Metals.  From 1993 through June 2006, Mr. Valentine served as a trader and general manager of ELG Metals.

Since Mr. Valentine became our employee in January 2009, we have paid him a weekly salary of $3,846, or $200,000 annually.  Pursuant to Mr. Valentine's executive employment agreement, we will continue to pay him a base salary of $3,846 per week, or $200,000 annually.  In addition to his base salary, we will also provide Mr. Valentine with a term life insurance policy with a death benefit not to exceed $50,000, and a $700 monthly car allowance.  Mr. Valentine is also entitled to reimbursement of reasonable business expenses, and is eligible to participate in any medical and hospitalization, group life insurance, retirement and any other welfare or fringe plan benefits that we may provide to our executive employees.

During the term of the employment agreement, Mr. Valentine has the right to receive no later than five (5) business days after the filing of the applicable annual report on Form 10-K with the SEC, an annual performance bonus in cash equal to seven and one-half percent (7.5%) of the amount determined, for each of our fiscal years during the initial term of the employment agreement, by the segment profit of ISA Alloys minus selling, general and administrative expenses applicable to the ISA Alloys segment, commencing with the annual report on Form 10-K that we will file with the SEC for the fiscal year ended December 31, 2009; provided that Mr. Valentine has completed a minimum of eleven (11) consecutive months of employment with us.

In connection with our purchase of the real property located at 3609 Camp Ground Road, Louisville, Kentucky, from Luca Investments, Mr. Valentine, as a 50 percent member/owner thereof, would be deemed to have beneficial ownership of 100,000 shares of our stock, valued as of June 4, 2009, at $521,000, and as of the date we purchased the real property on April 2, 2009, at $400,000.

We may terminate Mr. Valentine's employment with or without cause.  His agreement provides that cause includes such things as Mr. Valentine's failing to follow the instructions of our chief executive officer, president or board of directors, his failing to act in accordance with our handbook, his violating the terms of his employment agreement or any federal or state securities laws, his violating or failing to fulfill his fiduciary duty of loyalty to us or committing any felony or misdemeanor involving moral turpitude.  If we terminate Mr. Valentine's employment without cause, then through the initial term of the agreement, which would otherwise end on December 31, 2011, or any applicable one year renewal period, we will continue to pay Mr. Valentine his base salary as well as provide to Mr. Valentine regular subsidy payments toward certain employee benefits, including any benefits he was receiving or was entitled to receive under our life, accident, dental and group health insurance plans, 401K, FSA or similar health or welfare plans at the time of his termination.  If, however, we terminate Mr. Valentine's employment for cause, or if Mr. Valentine voluntarily terminates his employment, or if his employment ends as a result of his death, we must pay him his accrued base salary through the termination date or date of death, as applicable, including any employee benefits that he is entitled to receive on that date.  If Mr. Valentine's employment ends as result of his incapacity, he shall be entitled to receive either worker's compensation benefits or insured benefits as provided by our disability policy.

Item 9.01        Financial Statements and Exhibits

d.         Exhibits

Exhibit #	Description
10.1	Executive Employment Agreement dated as of June 1, 2009, between Industrial Services of America, Inc. and Steve Jones

10.2	Executive Employment Agreement dated effective as of June 1, 2009, between Industrial Services of America, Inc. and Jeffrey Valentine

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

DATED: June 5, 2009	By:	/s/ Alan L. Schroering
Chief Financial Officer